Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

LUCID, INC., d/b/a

CALIBER IMAGING & DIAGNOSTICS

Warrant Shares: _______________________                                                           Initial Exercise Date: September 30, 2013

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,                                        or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date this Warrant is issued (the “Initial Exercise Date”) and on or prior to the close of business on March 30, 2019 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Lucid, Inc., d/b/a Caliber Imaging & Diagnostics, a New York corporation (the “Company”), up to             shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s common stock (“Common Stock”); provided, however, the exercisability of this Warrant shall vest as follows (“Vesting Schedule”):

1.	1/3 effective on the Initial Exercise Date.

2.	Until fully vested so long as the Agreement has not been terminated prior to such date, 1/3 upon each of (i) a capital raise of at least $4,000,000, (ii) strategic partnership, (iii) the six months and one day anniversary of the Initial Exercise Date and (iv) the 12 month anniversary of the date of the Initial Exercise Date.

3.	Automatic 100% vesting in the event of (a) a sale of the Company (by merger or a sale of substantially all assets) prior to termination of the Engagement Agreement or (b) a transaction resulting in a change in greater than 33% of the existing outstanding equity securities of the Company.
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Section 1.

Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Engagement Agreement” shall mean that certain engagement agreement by and between the Company and H.C. Wainwright & Co., LLC, pursuant to which this Warrant is being issued.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

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“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, NY 11219 and a facsimile number of (718) 765-8713, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.               Exercise.

a)                   Exercise of Warrant. Subject to the Vesting Schedule, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise form annexed hereto. Within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b)                   Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $1.00, subject to adjustment hereunder (the “Exercise Price”).

c)                   Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =  the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, but subject to Section 2(e) below, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d)                   Mechanics of Exercise.

                                                                                                   i.                  Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise and (B) surrender of this Warrant (if required) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid.

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                                                                                                   ii.                     Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                                                                                                   iii.                  Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

                                                                                                   iv.                  Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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                                                                                                 v.                  No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

                                                                                                vi.                  Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

                                                                                              vii.                  Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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e)                   Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3.               Certain Adjustments.

a)                   Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)                   [RESERVED]

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c)                   Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)                   Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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e)                   Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, (A) upon the closing of any Fundamental Transaction in which the Company is not the surviving corporpation, the Holder shall thereafter cease to have any right hereunder to receive shares of the capital stock of the Company and shall instead be entitled to receive at such closing the consideration payable to holders of Common Stock in such merger or consolidation in respect of, at the option of the Holder, either the number of Warrant Shares that would have been issuable upon a cashless exercise in full of the remaining unexercised portion of this Warrant immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant), or the number of B-S Adjusted Warrant Shares (as defined below); and (B) with respect to any Fundamental Transaction in which the Company continues to exist following such Fundamental Transaction, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, at the option of the Holder, either the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 2(e) of the exercise of this Warrant) or the number of shares of Common Stock issuable with respect to the number of B-S Adjusted Warrant Shares. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. “B-S Adjusted Warrant Shares” means a number of shares of Common Stock equal to the Black Scholes Value of the remaining unexercised portion of this Warrant divided by the 20-day VWAP of the Common Shares on the Trading Day immediately prior to such consummation. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined on the Trading Day immediately prior to the consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the consummation of the applicable Fundamental Transaction and the Termination Date, (B) a volatility as set forth in the Company’s most recent report filed with the Commission pursuant to the Exchange Act (provided such volatility shall not be less than 90% of the volatility set forth in the most recent filing immediately prior to the Initial Exercise Date), (C) the underlying price per share used in such calculation shall be the VWAP of the Common Shares as of the Trading Day immediately prior to the consummation of the applicable Fundamental Transaction, and (D) a remaining option time equal to the time between the date of the consummation of the applicable Fundamental Transaction and the Termination Date. Up until the date of the Fundamental Transaction the Holder shall have the right to exercise this Warrant.

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f)                    Payment of Cash; Assumption of Warrant. In the event of (1) a Fundamental Transaction where the surviving entity is not the Company and (2) the consideration paid in the Fundamental Transaction will result in taxable income to the Holder under applicable law and the cash portion of the consideration, if any, is not sufficient to pay the amount of taxes payable by the Holder, then the Holder will be entitled to receive, in lieu of an equal portion of non-cash consideration in such Fundamental Transaction an amount in cash at least equal to the amount of taxes payable by the Holder on account of such taxable income. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. In such event, upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

g)                   Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

h)                   Notice to Holder.

                                                                                             i.                        Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

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                                                                                            ii.                        Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.             Transfer of Warrant.

a)                Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b)                   New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise] Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)                   Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)                   Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

e)                   Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.               Miscellaneous.

a)                   No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

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b)                   Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                   Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)                   Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                   Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)                    Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)                   Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)                   Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)                     Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                     Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

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k)                   Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)                     Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)                  Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)                   Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o)                   Demand/Piggyback Registration Rights. The Holder shall have registration rights as set forth on Appendix A hereto.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

CALIBER IMAGING & DIAGNOSTICS

By:	/s/ Richard J. Pulsifer
Name: Richard J. Pulsifer Title: Chief Financial Officer
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 NOTICE OF EXERCISE

To: [_______________________

(1)               The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)               Payment shall take the form of (check applicable box):

[   ] in lawful money of the United States; or

[   ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)               Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)        Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: __________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: ____________________________________________________

Name of Authorized Signatory: ______________________________________________________________________

Title of Authorized Signatory: _______________________________________________________________________

Date: __________________________________________________________________________________________

 ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

________________________________________________________________ whose address is

______________________________________________________________________________.

______________________________________________________________________________

Dated: ______________, _______

Holder’s Signature:	_____________________________

Holder’s Address:	_____________________________
_____________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Appendix a to Common stock purchase warrant

Article 1
definitions

1.1	Definitions

Unless otherwise set forth in this Appendix, all capitalized terms shall have the meaning set forth in the Common Stock Purchase Warrant. In addition, the following words and terms have the meanings set out below:

“1933 Act” means the United States Securities Act of 1933, as amended.

“1934 Act” means the United States Securities Exchange Act of 1934, as amended.

“Company Shares” means shares of common stock of the Company.

“Demand Registration” means the registration of Registrable Securities by the Company pursuant to Section 2.1.

“Form S-1”, “Form S-3” and “Form S-4” mean such respective forms under the 1933 Act or any successor registration forms to such forms under the 1933 Act subsequently adopted by the SEC.

“Initiating Holders” means Holders owning more than 50% of the Registrable Shares.

“Piggy-Back Registration” means the registration of Registrable Securities by the Company pursuant to Section 2.2.

“register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act which is declared effective in accordance with the provisions of the 1933 Act.

“Registrable Shares” means Company Shares issuable upon exercise of the Warrant and (ii) any Company Shares issued in connection with a stock dividend, stock split, recapitalization, conversion or other similar distribution with respect to, in exchange for, or in replacement of any Company Shares described in clause (i) (the Company Shares included in clauses (i) or (ii) being the “Covered Shares”), but excludes:

(A) Covered Shares that were registered pursuant to an effective registration statement and disposed of in accordance with the registration statement covering them; or

(B)   Covered Shares that were sold publicly pursuant to Rule 144 of the 1933 Act.

“Related Group” means, in relation to a Holder, the Holder’s general or limited partners, manager, members, retired members, any subsidiaries, Affiliates or successor funds of, or any entity or fund managed by or under common control or management with, the Holder or managed by an Affiliate of the manager of the Holder, or any Affiliate of the general partner or manager of the Holder.

“SEC” means the United States Securities and Exchange Commission.

“Special Registration Statement” means a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the 1933 Act or other transaction registered on Form S-4 (or substantially similar form under the 1933 Act).

“Underwriter Cutback” means the right of the underwriters to exclude Registrable Securities in an underwritten offering pursuant to Section 5.4.

Article 2
REGISTRATION RIGHTS

2.1	Demand Registration

Subject to the limits set out in Article 3, if the Company receives a written request from one or more Holders constituting the Initiating Holders that the Company file a registration statement (and any related registration or compliance documents or information) covering the registration of all or part of the Registrable Securities held by such Initiating Holders, then the Company will, within 15 Business Days following receipt of the request, give written notice of the request to all Holders (and any related registration or compliance documents or information) and will afford each Holder an opportunity to include in such registration statement all or any part of the Registrable Securities held by such Holder. Each Holder other than the Initiating Holders that wishes to include in any such registration statement all or part of the Registrable Securities held by it must send a written notice to the Company within 15 Business Days after receipt of the Company’s notice, stating the number and intended manner of disposition of the Registrable Securities to be included in the registration statement. Following this 15 Business Day period, the Company will, subject to the provisions of Article 3, use its commercially reasonable efforts to effect, as soon as practicable, a registration on, at the Company’s option, the appropriate form (and to keep such registration effective for at least the Effectiveness Period (as defined below)) and such registration or compliance documents or information as may be so requested and as would permit the sale and distribution of all or such portion of the Registrable Securities as specified by the Holders.

2.2	Piggy-Back Registration

If the Company proposes to register any Company Shares or other equity securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a Special Registration Statement or pursuant to a Demand Registration), the Company will, at all such times, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within 20 Business Days after receipt of such notice by the Holder, the Company will, subject to the Underwriter Cutback, use its commercially reasonable efforts to cause a registration statement that covers all of the Registrable Securities that each such Holder has requested to be registered to become effective under the 1933 Act.

Article 3
Limits on Registration rights

3.1	Single Demand Registration

The Company is obligated hereunder to effect one Demand Registration.

3.2	Exceptions to Registration Rights

The Company:

(a)	is not required to effect a Demand Registration:
(i)	for a period of up to 90 days if, at the time of the request of such registration:
(A)	the Company is engaged, or has firm plans to engage (as evidenced by a signed engagement letter) in a firm commitment underwritten public offering of Company Shares in which the Holders of Registrable Securities are entitled to include (subject to the Underwriter Cutback) Registrable Securities pursuant to a Piggy-Back Registration, provided that the Company can rely on this Section 3.2(a)(i)(A) no more than once in any twelve-month period; or
(B)	the Company is engaged in a self-tender or exchange offer, and the filing of a registration statement would cause a violation of the 1934 Act; or
(ii)	during the 90-day period following the closing by the Company of a firm commitment underwritten public offering of Company Shares in which the Holders of Registrable Securities were entitled to include (subject to the Underwriter Cutback) Registrable Securities pursuant to a Piggy-Back Registration.
(b)	is not required to effect a Demand Registration if the anticipated aggregate net proceeds of the offering to the Initiating Holders are less than $250,000 (net of discounts and commissions).
(c)	may defer a Demand Registration for a period of not more than 90 days, but only if:
(i)	the Company furnishes to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the board of directors of the Company, effecting the registration would materially impede the ability of the Company to consummate a significant transaction (the 90-day deferral period beginning on the date that such certificate is sent to the Initiating Holders); and
(ii)	the Company has not deferred a filing in reliance on this Section during the previous 12-month period;
(d)	may defer a Demand Registration if the board of directors of the Company determines in good faith that such registration would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, until the earlier of:
(i)	10 days following the date upon which such material information is disclosed to the public or ceases to be material; and
(ii)	60 days after the date of the request of the Initiating Holders; and
(e)	is not required to effect a Demand Registration on Form S-1 if, at the time of the request for such Demand Registration, the Company (i) does not have a class of securities registered pursuant to Section 12(b) of the 1934 Act or a class of equity securities registered pursuant to Section 12(g) of the 1934 Act and (ii) is not required to file reports pursuant to Section 15(d) of the 1934 Act.

Article 4
expenses

4.1	Expenses

Subject to Section 4.2 and Section 4.3, to the fullest extent permitted by applicable law, the Company will bear all expenses relating to the registration of Registrable Securities pursuant to the terms hereof, including all registration, filing, printing and accounting fees, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority (FINRA) and fees of transfer agents.

4.2	Underwriting Discounts and Commissions

All underwriting discounts and selling commissions relating to Registrable Securities included in any Demand Registration or Piggy-Back Registration will be borne and paid ratably by the Holders whose Registrable Securities are so included.

ARTICLE 5
Underwriting

5.1	Underwriting in Demand Registration

If the Initiating Holders intend to distribute the Registrable Securities covered by their request for a Demand Registration by means of an underwriting, they will so advise the Company as part of their request for such registration, and the Company will include such information in the written notice to be provided to all other Holders. The right of any Holder to include its Registrable Securities in such registration is conditional upon such Holder’s participation in such underwriting (unless otherwise mutually agreed upon by the Initiating Holders) to the extent provided in this Agreement. All parties proposing to distribute their securities through such underwriting will (together with the Company as required under this Agreement) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company with the approval of the Initiating Holders. If such underwriter is not acceptable to the Initiating Holders, such Initiating Holders may select an underwriter or underwriters which are reasonably acceptable to the Company.

5.2	Underwriting in Piggy-Back Registration

In connection with any offering pursuant to Section 2.2 involving an underwriting of Company Shares being issued by the Company, the Company will include in such underwriting any Registrable Securities that Holders wish to include, but only if such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriter(s) selected by it.

5.3	Limitations

No Holder is required, in connection with any underwriting agreement entered into pursuant to Section 5.1 or Section 5.2, to make any representations or warranties or provide indemnification except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution. The liability of any Holder in connection with such underwriting agreement is to be limited to an amount equal to the net proceeds received by such Holder from the offering (after deduction of all underwriters’ discounts and commissions paid by the Holder in connection with the offering).

5.4	Underwriter Cutback

If the underwriter for the offering in connection with:

(a)	a Demand Registration advises the Initiating Holders (in writing) that it is of the opinion that inclusion of certain Registrable Securities would adversely affect the marketing of the Company Shares to be underwritten, then the Initiating Holders will so advise the Company and all Holders of Registrable Securities that would otherwise be underwritten pursuant to this Agreement, and the Company is required to include in the registration only the number of Company Shares that the underwriter believes marketing factors allow.
(b)	any offering pursuant to Section 2.2, advises the participating Holders (in writing) that it is of the opinion that inclusion of certain Registrable Securities would adversely affect the marketing of the Company Shares to be underwritten, then the Company is required to include in the registration only the number of Company Shares that the underwriter believes marketing factors allow, provided that in no event will the Registrable Securities held by the Holders be reduced below 33% of the total number of Company Shares to be sold.
5.5	Allocation of Cutback
(a)	If the number of Company Shares to be included in a Demand Registration is subject to an Underwriter Cutback pursuant to Section 5.4(a), the Company Shares that would otherwise be included will be reduced pro rata in accordance with the number of Company Shares then held by each Holder.
(b)	If the number of Company Shares to be included in a Piggy-Back Registration is subject to an Underwriter Cutback pursuant to Section 5.4(b), the Company Shares that would otherwise be included will be reduced in the following order:
(i)	first, all outstanding Company Shares held by stockholders of the Company other than the Holders will be excluded from the offering to the extent required;
(ii)	second, if further limitation is required, then the outstanding Company Shares that would otherwise be included will be reduced pro rata in accordance with the number of Company Shares then held by each Holder.

ARTICLE 6
Obligations of the Company

6.1	Effecting a Registration

If the Company is required under this Agreement to use its commercially reasonable efforts to effect a Demand Registration, the Company will:

(a)	as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use, subject to the other provisions of this Agreement, its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered under the registration statement, keep such registration statement effective for up to 12 months or until such earlier time as all of the Registrable Securities included in such registration statement are sold pursuant to such registration statement (such 12 month or shorter period, the “Effectiveness Period”); provided that if the Company notifies such Holders of a Suspension (as defined below), the maximum duration of the Effectiveness Period shall be extended by one (1) day for each day that such Suspension is in effect.

(b)	use its commercially reasonable efforts to resolve any regulatory comments and satisfy any regulatory deficiencies in respect of the registration statement and the prospectus used in connection with such registration statement and, as soon as reasonably practicable after such comments or deficiencies have been resolved or satisfied, prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection with such registration statement, and use its commercially reasonable efforts to cause each such amendment and supplement to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Company Shares covered by such registration statement during the Effectiveness Period;
(c)	(i) not take any action that would cause Rule 172 of the 1933 Act (“Rule 172”) to be unavailable, (ii) advise the Holders promptly of any failure by the Company to satisfy the conditions of Rule 172 and (iii) promptly furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
(d)	use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states and jurisdictions as is reasonably requested by the Holders except that the Company is not required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such state or jurisdiction;
(e)	upon any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the lead underwriter(s) of such offering;
(f)	notify each Holder covered by such registration statement, at any time:
(i)	of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; or
(ii)	upon the occurrence or existence of any pending corporate development that, in the good faith judgment of the Company, makes it appropriate to suspend the availability of the registration statement and the related prospectus.

In either of such cases, the Company will give written notice to the Holders that the availability of the registration is suspended (which notice need not specify the nature of the event giving rise to such suspension) and the Holders will immediately suspend any further sale of Registrable Securities pursuant to the registration. The Company will use its commercially reasonable efforts to amend or supplement as expeditiously as possible such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Holder agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in this Section 6.1(f) (a “Suspension”), such Holder will discontinue its distribution of Registrable Securities until such Holder is advised in writing by the Company that such Suspension is no longer effective. The Company agrees to use its commercially reasonable efforts to take such steps as are necessary to terminate any such Suspension within thirty (30) days of the commencement of such Suspension. Provided that a Suspension is not in effect, any Holder may sell Company Shares under such registration statement upon compliance with such Holders obligations under this Section 6.1;

(g)	notify each Holder whose Registrable Securities are covered by such registration statement:
(i)	when the registration statement has become effective;
(ii)	when any post-effective amendment to the registration statement becomes effective; and
(iii)	of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information;
(h)	in an underwritten offering, furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement:
(i)	copies of an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters; and
(ii)	copies of a letter dated such date, from the auditors of the Company, in form and substance as is customarily given by auditors to underwriters in an underwritten public offering, addressed to the underwriters; and
(i)	without in any way limiting the types of registrations to which this Agreement applies, if the Company effects a “shelf registration” on Form S-3 under Rule 415 promulgated under the 1933 Act, take all necessary action, including the filing of post-effective amendments, to permit the Holders to include their Registrable Securities in such registration in accordance with the terms of this Agreement.
6.2	Resales Under Rule 144

With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell Company Shares to the public without registration, the Company will:

(a)	use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times;
(b)	use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

(c)	furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon written request:
(i)	a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the 1934 Act;
(ii)	such other documents as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such Company Shares without registration.
6.3	Furnish Information

The obligations of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities of any Holder is conditional upon such Holder furnishing to the Company such information regarding itself, the Registrable Securities and the intended method of disposition of such securities, as is required to effect the registration of Registrable Securities.

6.4	No Obligation to Complete Offering

The Company is under no obligation to complete any offering of its securities it proposes to make in connection with a Piggy-Back Registration and will incur no liability to any Holder for its failure to do so.

ARTICLE 7
Indemnification

Indemnification by Company

(a)	If any Registrable Securities are included in a prospectus or a registration statement under this Agreement, the Company will indemnify and hold harmless each Holder and the officers, directors, general or limited partners, members, Affiliates, agents and employees of each such Holder, any underwriter (within the meaning of the 1933 Act) for each such Holder and each person, if any, that controls each such Holder or underwriter (within the meaning of the 1933 Act), against any losses (other than loss of profit), claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect of them) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):
(i)	any untrue statement or alleged untrue statement of a material fact contained in such prospectus or registration statement (including any preliminary prospectus or final prospectus contained in the registration statement) or any amendments or supplements to them;
(ii)	the omission or alleged omission to state in the prospectus or registration statement (including any preliminary or final prospectus contained in the registration statement) a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances in which they were made, not misleading; or
(iii)	any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law, any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with any matter relating to such prospectus or registration statement.

(b)	The Company will reimburse each such Holder, officer, director, general or limited partner, member, Affiliate, agent, employee, underwriter or controlling person for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action.
(c)	The Company is not liable under the indemnity contained in this Section 7.1:
(i)	in respect of amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent may not be unreasonably withheld, delayed or conditioned); or
(ii)	to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder, underwriter or controlling person.
7.2	Indemnification by Holder
(a)	Each Holder that includes any Registrable Securities in any prospectus or registration statement will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the prospectus or registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, each employee, agent, and any underwriter for the Company, and any other Holder selling securities in such prospectus or registration statement or any of its directors, officers, general or limited partners, members, agents or employees or any person who controls such other Holder or such underwriter, against any losses (other than loss of profits), claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, employee, agent or underwriter, or such other Holder, or any such director, officer, general or limited partner, member, agent, employee or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case only to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration.
(b)	Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, underwriter or controlling person, or such other Holder, or any such officer, director, general or limited partner, member, agent, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action.
(c)	The liability of any Holder under this indemnity is limited to the amount of net proceeds (after deduction of all underwriters’ discounts and commissions paid by such Holder in connection with the registration in question) received by such Holder in the offering giving rise to the Violation.
(d)	A Holder is not liable under the indemnity contained in this Section 7.2 in respect of amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent may not be unreasonably withheld, delayed or conditioned).
(e)	All obligations of the Holders under this Agreement are several, not joint or joint and several.

7.3	Indemnification Procedure
(a)	Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect of such action is to be made against any indemnifying party under this Article, deliver to the indemnifying party a written notice of the commencement of the action, and the indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume and control the defense of such action with counsel mutually satisfactory to the parties.
(b)	An indemnified party may retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such indemnified party and any other party represented by such counsel in such proceeding.
(c)	The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Article to the extent of such prejudice, but the omission to deliver written notice to the indemnifying party does not relieve it of any liability that it may have to any indemnified party otherwise than to the extent specifically provided in this Article.
7.4	Contribution

If the indemnification provided for in this Article 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to in this Agreement, then the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the amount of net proceeds (after deduction of all underwriters’ discounts and commissions paid by such Holder in connection with the registration in question) received by such Holder in the offering giving rise to the events described in this Section 7.4; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. The relative fault of the indemnifying party and of the indemnified party is to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.5	Survival of Indemnities

The obligations of the Company and the Holders under this Article survive the completion of any offering of Registrable Securities under a prospectus or in a registration statement whether under this Agreement or otherwise.

ARTICLE 8
Assignment of Registration Rights

8.1	Assignment

The rights of the Holders under this Agreement may be assigned by any Holder to any transferee that acquires Registrable Securities comprising at least, in the aggregate, 100,000 Company Shares or Warrants to purchase, in the aggregate, 100,000 Company Shares (in each case subject to adjustment for reverse and forward stock splits and the like).

8.2	Conditions to Transfer from a Holder

Any transferee to whom rights under this Agreement are transferred from a Holder:

(a)	as a condition to such transfer, will promptly deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement; and
(b)	is deemed to be a Holder under this Agreement.

ARTICLE 9
miscellaneous provisions

9.1	Amending or Supplementing Prospectuses or Registration Statements

Whenever a registration statement covering Registrable Securities pursuant to this Agreement is effective, and the Company determines that, based upon advice of counsel, such registration statement (or a prospectus contained therein) requires amendment or supplementing, the Company will notify all Holders of such fact and will promptly cause such prospectus or registration statement to be amended or supplemented, as the case may be, and will notify all Holders when such amendment or supplement has been filed and, as to any such amendment of a registration statement, declared effective. Holders will not sell any Registrable Securities until such latter notice is provided. If the board of directors of the Company reasonably determines that it would not be in the best interests of the Company to so amend or supplement the prospectus or registration statement at such time, the Company is entitled to delay the filing of such amendment or supplement for a period not to exceed 60 days.

9.2	Termination of Registration Rights

The registration obligations of the Company pursuant to this Agreement terminate, with respect to any Holder, on the earliest of:

(a)	the date upon which no securities of the Company held by such Holder are Registrable Securities;
(b)	such time as all of such Holder’s Registrable Securities become eligible for sale pursuant to Rule 144(b)(1)(i) under the 1933 Act; provided, however, with respect to this clause (c), a period of at least one year, as determined in accordance with paragraph (d) of Rule 144 under the 1933 Act, has elapsed since the later of the date such securities were acquired from the Company or an Affiliate of the Company; and
(c)	February __, 2021.

9.3	Amendments, Waivers and Consents

Modifications or amendments to this Agreement may be made, and compliance with any covenant or provision of this Agreement may be omitted or waived, if the Company agrees to such modification, amendment or waiver and the Company:

(a)	obtains the consent in writing from Holders holding at least 66 2/3% of the then outstanding Registrable Securities; and
(b)	delivers copies of such consent in writing to any Holders who did not execute the consent,

but only if no Holder, without its consent, is adversely affected by any such modification, amendment or waiver in any manner in which the other Holders are not likewise adversely affected. Any modification or amendment to, or waiver under, this Agreement that would adversely affect a Holder in any manner in which the other Holders are not likewise adversely affected, shall further require the written consent of such Holder.